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                                                                    Exhibit 99.4


                                     LOGO

                                   TENDER OF
      FIXED RATE NONCUMULATIVE PERPETUAL SENIOR PREFERRED STOCK, SERIES B
                                IN EXCHANGE FOR
      FIXED RATE NONCUMULATIVE PERPETUAL SENIOR PREFERRED STOCK, SERIES C
                                      OF

                            HELLER FINANCIAL, INC.


   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
        , 1997, UNLESS EXTENDED (IN ANY CASE, THE "EXPIRATION DATE"). FIXED RATE NONCUMULATIVE PERPETUAL SENIOR PREFERRED STOCK, SERIES B ("ORIGINAL PREFERRED STOCK"), TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


To The Depository Trust Company
and other Registered Holders:

  Heller Financial, Inc., a Delaware corporation (the "Company"), is offering
upon the terms and conditions set forth in the Prospectus, dated        , 1997
(as the same may be amended from time to time, the Prospectus), and the related Letter of Transmittal enclosed herewith (the "Letter of Transmittal"), which together constitute the Company's offer (the "Exchange Offer") to exchange its Fixed Rate Noncumulative Perpetual Senior Preferred Stock, Series C (the "Exchange Preferred Stock"), for an equal number of shares of its issued and outstanding Original Preferred Stock. As set forth in the Prospectus, the terms of the Exchange Preferred Stock are substantially the same in all material respects to those of the Original Preferred Stock, except that the Exchange Preferred Stock will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, will not bear legends restricting their transfer under the Securities Act and will not contain provisions regarding minimum unit size, registration rights or the payment of additional dividends under certain circumstances relating to the timing of the Exchange Offer or the filing of registration statements.

  THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM AGGREGATE NUMBER OF SHARES OF ORIGINAL PREFERRED STOCK BEING TENDERED. THE EXCHANGE OFFER IS, HOWEVER, SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE "THE EXCHANGE OFFER-- CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

Enclosed herewith for your information and for forwarding to your clients are copies of the following documents:

  1. The Prospectus, dated       , 1997;

  2. The Letter of Transmittal (facsimile copies of which may be used);

  3. A letter which may be sent to your clients for whose account you hold Original Preferred Stock in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer;

  4. A Notice of Guaranteed Delivery;

  5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

  6. A return envelope addressed to BankBoston, N.A., the Exchange Agent.
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  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS
PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON       , 1997, UNLESS EXTENDED BY THE COMPANY.
PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD ORIGINAL PREFERRED STOCK REGISTERED IN YOUR NAME OR THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

  In all cases, exchanges of Original Preferred Stock accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates representing such Original Preferred Stock or confirmation of a book-entry transfer of Original Preferred Stock to the Exchange Agent's account at The Depository Trust Company, (ii) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees and (iii) any other documents required by the Letter of Transmittal.

  If holders of Original Preferred Stock wish to tender, but it is impracticable for them to forward their certificates for Original Preferred Stock, the Letter of Transmittal or any other documents required by the Letter of Transmittal prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, tender may be offered by following the guaranteed delivery procedure described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

  The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Preferred Stock residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

  The Company will not pay any fee or commission to any broker-dealers or other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Original Preferred Stock pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Original Preferred Stock to it, except as otherwise provided in Instruction 7 to the Letter of Transmittal.

  Questions and requests for assistance with respect to the Exchange Offer or for additional copies of the enclosed materials may be directed to the Exchange Agent at its address, facsimile number or phone number set forth in the Prospectus and the Letter of Transmittal.

                                          Very truly yours,

                                          BankBoston, N.A.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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